EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Chesapeake Energy Corporation of our report dated March 15, 2005, with respect to the consolidated financial statements of Columbia Energy Resources, LLC, which appears in Chesapeake Energy Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 1, 2005.

/s/Ernst & Young LLP

Ernst & Young LLP

July 18, 2006

Charleston, West Virginia